Exhibit D

SERIES C PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES C PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 28, 2012, by and among ARATANA THERAPEUTICS, INC., a Delaware corporation (the “Company”), and the investors set forth on the Schedule of Investors attached hereto as Exhibit A (each, an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, the Company has authorized the sale and issuance of shares of the Company’s Series C Preferred Stock (the “Series C Preferred Stock”);

WHEREAS, the Investors desire to purchase shares of Series C Preferred Stock on the terms and conditions set forth herein; and

WHEREAS, the Company desires to sell and issue shares of Series C Preferred Stock to the Investors on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. PURCHASE AND SALE OF STOCK.

1.1 Authorization of Series C Preferred Stock. On or before the Closing Date (as defined below), the Company shall adopt and file with the office of the Secretary of State of the State of Delaware the Third Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit B (the “Restated Certificate”).

1.2 Sale of Series C Preferred Stock. Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing (as defined below), and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of Series C Preferred Stock as is set forth opposite each Investor’s name on Exhibit A hereto at the purchase price of $4.00 per share of Series C Preferred Stock. Payment of the purchase price for the shares of Series C Preferred Stock will be made by each Investor no later than the close of business on the third business day prior to the Closing by check or wire transfer of immediately available funds to an account designated by the Company.

1.3 Closing. The closing of the purchase, sale and issuance of shares of Series C Preferred Stock pursuant to this Agreement (the “Closing“1) shall take place at the offices of the Company at 10:00 a.m. on the date of this Agreement, or on such other date as the Company and the Majority Investors (as defined below) may agree either in writing or orally (the “Closing Date”). At the Closing, the Company shall deliver to each Investor a certificate in such Investor’s name representing the shares of Series C Preferred Stock purchased by such Investor at the Closing as set forth opposite such Investor’s name on Exhibit A against payment of the purchase price therefor as provided in Section 1.2.

1.4 References to “Majority Investors”. For purposes of this Agreement, “Majority Investors” shall mean and include Avalon Ventures IX, L.P. and each Permitted Transferee (as defined in the Stockholders’ Agreement (as defined below)) thereof and MPM BioVentures V, L.P. and each Permitted Transferee thereof; provided, however, that to the extent that any of the foregoing entities ceases to hold shares of Series C Preferred Stock, such entity shall no longer be a Majority Investor.

1.5 Additional Closing.

(a) At any time following the Closing through and including March 31, 2013, the Company may sell additional shares of Series C Preferred Stock (the “Additional Shares’”), at a purchase price of $4.00 per share, to one or more investor(s) (each an “Additional Investor” and collectively, the “Additional Investors”) acceptable to: (i) a majority of the Company’s board of directors; and (ii) the Majority Investors.

(b) Each closing of the purchase, sale and issuance of Additional Shares to the Additional Investor(s) (each, an “Additional Closing”) shall take place at the offices of the Company at 10:00 a.m. on such date as the Company and the Additional Investor(s) participating in such Additional Closing may agree either orally or in writing (the “Additional Closing Date”). At each Additional Closing, the Company shall deliver to each Additional Investor participating in the Additional Closing a certificate in such Additional Investor’s name representing the shares of Series C Preferred Stock purchased by such Additional Investor at such Additional Closing, against payment of the purchase price as provided in Section 1.2. Notwithstanding anything to the contrary set forth herein, this Agreement, including, without limitation, Exhibit A hereto, may be amended by the Company without the consent of any Investors to: (i) reflect the issuance of Additional Shares at each Additional Closing; and (ii) upon the execution by an Additional Investor of a counterpart signature page hereto, to include such Additional Investor on Exhibit A (a) under the heading “Additional Closing” reflecting the number of shares of Series C Preferred Stock purchased by such Additional Investor at each Additional Closing. Upon the execution by such Additional Investor of a counterpart signature page hereto, such Additional Investor shall be deemed to be an “Investor” for all purposes under this Agreement.

1.6 In connection with any Additional Closing, the Company and each Additional Investor acknowledge and agree that: (i) the purchase and sale of Additional Shares at such Additional Closing shall be made on the terms and conditions set forth in this Agreement; (ii) the representations and warranties of the Company set forth in Section 2 (and the Schedule of Exceptions (as defined below)) shall speak only as of the Closing, and the Company shall have no obligation to update any such representations and warranties (or exceptions) as of the Additional Closing; and (iii) the representations and warranties of each Additional Investor in Section 3 shall speak as of the Additional Closing Date.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions (the “Schedule of Exceptions”) furnished to each Investor (which exceptions shall be deemed to be representations and warranties as if made hereunder):

2.1 Due Organization; No Subsidiaries; Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to: (i) conduct its business in the manner in which its business is currently being conducted and as proposed to be conducted; and (ii) own or lease and use its properties and assets in the manner in which its properties and assets are currently owned or leased and used. The Company is qualified, authorized, registered and licensed to do business and is in good standing as a foreign corporation in the State of Kansas and in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company (a “Material Adverse Effect”). The Company has no subsidiaries, does not own any controlling interest in any entity and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.2 Certificate of Incorporation and Bylaws; Records. The Company has provided or made available to the Investors accurate and complete (through the date of the Closing) copies of: (i) the certificate of incorporation and bylaws, including all amendments thereto, of the Company; (ii) the stock records of the Company; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company (the items described in the foregoing clauses “(i),” “(ii)” and “(iii)” of this Section 2.2 being collectively referred to herein as the “Company Documents”). There have been no formal meetings held of, or corporate actions taken by, the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in the Company Documents. There has not been any violation of any of the Company Documents, and at no time has the Company taken any action that is inconsistent in any material respect with the Company Documents. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with all applicable legal requirements and prudent business practices.

2.3 Capitalization, Etc.

(a) The authorized capital stock of the Company consists of: (i) 25,016,667 shares of the Company’s Common Stock (the “Common Stock”), of which 2,314,530 shares are issued and outstanding; (ii) 3,000,000 shares of Series C Preferred Stock, none of which are issued and outstanding; (iii) 5,166,667 shares of Series B Preferred Stock, of which 5,141,667 are issued and outstanding; (iv) 10,000,000 shares of Series A Preferred Stock, all of which are issued and outstanding; and (v) 2,750,000 shares of the Company’s Series A-1 Preferred Stock, all of which are issued and outstanding. All of the outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of the Company’s capital stock and all of the outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of the Company’s capital stock or other securities of the Company have been issued in compliance with all applicable federal and state securities laws and other applicable legal requirements, as well as all requirements set forth in the Company Documents and any agreements to which the Company is a party relating to the issuance of such shares of the Company’s capital stock or other securities of the Company. No shares of the Company’s capital stock are subject to a repurchase option in favor of the Company, and the Company has never repurchased, redeemed or otherwise reacquired any shares of the Company’s capital stock or other securities of the Company.

(b) There are no: (i) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable, including conversion or preemptive rights and rights of first refusal or similar rights) to acquire any shares of the Company’s capital stock or other securities of the Company; (ii) outstanding securities, notes, instruments or obligations that are or may become convertible into or exchangeable for any shares of the Company’s capital stock or other securities of the Company; (iii) outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the capital stock of the Company; (iv) agreements or understandings (other than this Agreement) under which the Company is or may become obligated to sell, transfer, exchange, purchase, redeem or issue any shares of the Company’s capital stock or any other securities of the Company; (v) agreements, voting trusts, proxies or understandings with respect to the voting or registration under the Securities Act of 1933, as amended (the “Securities Act”), of any shares of the Company’s capital stock or other securities of the Company; or (vi) conditions or circumstances that may give rise to or provide a basis for the assertion of a claim by any individual or entity to the effect that such individual or entity is entitled to acquire or receive any shares of the Company’s capital stock or other securities of the Company.

(c) Schedule 2.3(c) of the Schedule of Exceptions sets forth a complete and accurate list of all of the stock option plans and other stock or equity-related plans maintained by the Company.

2.4 Authorization. The Company and each of its officers, directors and stockholders have taken, or will take prior to the Closing, all corporate action necessary for: (i) the authorization, execution and delivery of this Agreement, the Second Amended and Restated Investors’ Rights Agreement in the form attached hereto as Exhibit C (the “Restated Investors’ Rights Agreement”) and the Second Amended and Restated Stockholders’ Agreement in the form attached hereto as Exhibit D (the “Restated Stockholders’ Agreement” and together with this Agreement and the Investors’ Rights Agreement, the “Transaction Documents”); (ii) the authorization of the performance of all obligations of the Company under the Transaction Documents; and (iii) the authorization, issuance (or reservation for issuance), sale and delivery of the shares of Series C Preferred Stock being sold pursuant to this Agreement and the Common Stock issuable upon conversion of such shares of Series C Preferred Stock. The Transaction Documents constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except: (x) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (y) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (z) to the extent the indemnification provisions contained in any Transaction Document may be limited by applicable federal or state securities laws.

2.5 Title to Properties and Assets; Liens, Etc. The Company has good and valid title to all of the properties and assets that it owns, as well as a valid leasehold interest in all of the properties and assets that it leases, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than: (i) those statutory liens resulting from taxes that arise in the ordinary course of business which have not yet become delinquent; or (ii) minor liens and encumbrances that arise in the ordinary course of business which neither materially detract from the value of the property or asset subject thereto nor materially impair the operations of the Company. All of the properties and assets owned, leased or used by the Company are in good operating condition and repair and are fit and usable for the purposes for which they are being used.

2.6 No Undisclosed Liabilities. The Company has no liabilities, except for: (i) accounts payable incurred in the ordinary course of business, none of which are material in nature or exceed $10,000; (ii) liabilities under agreements to which the Company is a party and of which copies have been provided or made available to the Investors; and (iii) liabilities incurred in connection with the negotiation and preparation of the Transaction Documents.

2.7 Absence of Changes. Since January 1, 2012, there has not been:

(a) any change in the Company’s business, operations, assets, liabilities, properties, prospects, condition or affairs, financially or otherwise, except changes in the ordinary course of business that have not had, whether individually or in the aggregate, a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Company’s business, operations, properties or assets, whether financially or otherwise;

(c) any waiver by the Company of a material right or debt owed to it;

(d) any material change or amendment to any material agreement or understanding to which the Company is a party or by any of its properties or assets is bound;

(e) any material change in any compensation agreement or understanding with any employee, officer or director of, or any consultant to, the Company, or any payment or extension of any bonus, distribution, fee, loan or guarantee (other than salaries payable in the ordinary course of business) by the Company to any employee, officer, director or stockholder of, or any consultant to, the Company;

(f) any resignation or termination of employment (or other applicable service relationship) with the Company by any key employee, officer, or consultant of the Company;

(g) any mortgage, pledge, lien, lease, encumbrance or charge created with respect to any of the properties or assets of the Company, except: (i) those resulting from taxes that arise in the ordinary course of business which have not yet become delinquent; or (ii) minor liens and encumbrances that arise in the ordinary course of business which do not materially detract from the value of the property or asset subject thereto nor materially impair the operations of the Company;

(h) to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that would reasonably be expected to result in a Material Adverse Effect; or

(i) any agreement or commitment by the Company that obligates the Company to perform, cause to occur or undergo, or that may otherwise be reasonably expected to result in, any of the actions or events described in this Section 2.7.

2.8 Tax Matters. All federal, state, local and foreign tax returns required to be filed by or on behalf of the Company (collectively, the “Company Returns”): (i) have been or will be filed on or before the applicable due date (including any extensions of such due date); (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable legal requirements; and (iii) have been provided or made available to the Investors. All taxes (including any fine, penalty or interest) owed by the Company have been paid when due, whether or not such amounts are shown on any Company Returns. No Company Return has ever been examined or audited by any federal, state, local or foreign governmental authority.

2.9 Employees and Consultants. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company, and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have any present intention to terminate the employment of any officer, key employee or group of employees. The Company is not delinquent in payments to any of its employees, consultants or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any service performed for it or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

2.10 Litigation. There is no claim, action, suit, proceeding, arbitration or investigation currently pending or, to the knowledge of the Company, threatened: (i) against the Company or any officer, director or employee of the Company arising out of their employment or board relationship with the Company; (ii) that concerns or questions the validity of any Transaction Document; (iii) that concerns or questions the right of the Company to enter into any Transaction Document; (iv) that concerns or questions the right of the Company to consummate the transactions contemplated by the Transaction Documents; or (v) that might result, either individually or in the aggregate, in any Material Adverse Effect, or in any change in the current equity ownership of the Company. Neither the Company nor, to the Company’s knowledge, any of its current or former officers, directors or employees, is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

2.11 Intellectual Property Rights.

(a) The Company owns or possesses a valid and enforceable license or other sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets and other proprietary information and proprietary rights necessary to conduct its business as it is currently conducted or proposed to be conducted without any conflict with, or infringement of, the rights of any third party. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. All such owned or licensed rights will not cease to be valid and enforceable by reason of execution, delivery and performance of this Agreement. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary information or rights of any third party. The Company has not received any communications alleging that the Company has violated any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary information or rights of any third party. No interference, opposition, reissue, reexamination, or other proceeding is or has been pending or, to the knowledge of the Company, threatened, in which the scope, validity, or enforceability of the patents has been or would reasonably be expected to be contested or challenged. No employee of the Company is obligated under any agreement or understanding, or subject to any order, writ, injunction, judgment or decree of any court or government agency or instrumentality, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as it is currently conducted or proposed to be conducted.

(b) All of the registrations and pending applications to governmental or regulatory bodies with respect to the intellectual property of the Company have been timely and duly filed, prosecution for such applications has been attended to, all maintenance and related fees have been paid, and the Company has taken all other actions required to maintain their validity and effectiveness. The Company has taken all reasonable steps necessary or appropriate (including, entering into written confidentiality and nondisclosure agreements with officers, directors, subcontractors, employees, licensees and customers) to safeguard and maintain the secrecy and confidentiality of trade secrets that are material to the Company. Without limiting the foregoing: (i) to the knowledge of the Company, there has been no misappropriation of any trade secrets or other material confidential patent rights by any individual or entity; (ii) to the knowledge of the Company, no employee, independent contractor or agent of the Company has misappropriated any trade secrets of any other individual or entity in the course of performance as an employee, independent contractor or agent of the Company; and (iii) to the knowledge of the Company, no employee, independent contractor or agent of the Company is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of the patent rights. No funding, facilities or personnel of any Governmental Authority (as defined below) or educational institution were used, directly or indirectly, to develop or create, in whole or in part, any of the patent rights.

2.12 Compliance with Other Instruments. The Company is not in violation or default of: (i) any provision of the Company Documents; (ii) any order, writ, injunction, judgment or decree of any court or government agency or instrumentality to which the Company is a party or by which the Company or its properties or assets are bound; (iii) in any material respect, any material agreement or understanding (including, without limitation, any agreement or understanding described in the Schedule of Exceptions) to which the Company is a party or by which its properties or assets are bound; or (iv) any provision of any legal requirement applicable to the Company that would reasonably be expected to result in a Material Adverse Effect. Neither the execution and delivery of the Transaction Documents by the Company, nor the performance by the Company of its obligations thereunder, will result in any such violation or default.

2.13 Material Agreements; Actions.

(a) Except for agreements explicitly contemplated by the Transaction Documents, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which the Company or its properties or assets are bound that involve or may involve: (i) obligations (contingent or otherwise) of the Company in excess of $10,000 or payments to the Company in excess of $25,000; (ii) the license of any patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary information or rights to or from the Company; (iii) provisions restricting or limiting the Company’s ability to compete or otherwise adversely affecting the ability of the Company to conduct its business as it is currently conducted; (iv) provisions restricting the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products; or (v) indemnification by the Company with respect to infringements of proprietary rights.

(b) The Company has not: (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of the Company’s capital stock or other securities of the Company; (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $25,000 in the aggregate; (iii) made any loans or advances to any person, other than in the ordinary course of business consistent with past practices; or (iv) sold, exchanged or otherwise disposed of any of its properties, assets or rights, other than in the ordinary course of business consistent with past practices.

(c) The Company is not a guarantor or indemnitor of any indebtedness of any other individual or entity.

(d) For the purposes of subsections (a) and (b) of this Section 2.13, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same individual or entity (including individuals or entities the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

2.14 Related-Party Transactions. There are no obligations of the Company to any officers, directors, stockholders or employees of the Company, or agreements, understandings or proposed transactions between the Company and any of its officers, directors, stockholders or employees or any affiliates thereof, other than for: (i) payment of salary for services rendered;

(ii) reimbursement for reasonable business expenses incurred on behalf of the Company in accordance with the Company’s reimbursement policies and procedures; (iii) other standard employee benefits made generally available to all employees; and (iv) options to purchase Common Stock approved by the Company’s board of directors. The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the officers, directors, stockholders or employees of the Company, or any members of their immediate families, or any affiliate of any of the foregoing, are indebted to the Company, nor has the Company guaranteed the repayment by any such person of any debts owed to third parties. No officer, director, stockholder or employee of the Company, or any member of their immediate families, is, directly or indirectly, interested in any material agreement or understanding to which the Company is a party or by which the Company or its properties or assets are bound, other than insofar as such interest relates to such person’s ownership of the Company’s capital stock or other securities of the Company.

2.15 Permits.

(a) The Company has not violated or failed to comply with any statute, law, ordinance, rule, regulation or policy (collectively, “Laws”) of any court or governmental authority, department, commission, board, bureau, agency or instrumentality, whether domestic or foreign (each, a “Governmental Authority”) to which it or any of its properties or assets is subject, except where such violation or failure to so comply would not reasonably be expected to have any Material Adverse Effect. The Company has all franchises, permits, licenses, orders, certificates, authorizations and approvals of any Governmental Authority (collectively, the “Permits”) that are material to the conduct of its business as presently conducted and, except for such foreign and U.S. regulatory approvals that may be required to be obtained as a condition to the marketing and sale of the Company’s products, as proposed to be conducted. All such Permits are in full force and effect, and to the knowledge of the Company no violations or notices of failure to comply have been issued or recorded in respect of any such Permits. The Company is not in default in any material respect under any of such Permits. The Company has no knowledge of any reason why such Permits may be revoked or suspended. The Company believes it can obtain, without undue burden or expense, any such Permits for the conduct of its business as planned to be conducted. All applications, reports, notices and other documents required to be filed by the Company with all Governmental Authorities have been timely filed and are complete and correct in all material respects as filed or as amended prior to the applicable Closing except where the failure to so file would not reasonably be expected to have any Material Adverse Effect. With respect to any required Permits, applications for which are either pending or contemplated to be made pursuant to the business strategy of the Company, the Company does not know of any reason why such Permits should not be approved and granted by the appropriate Governmental Authority. Neither the Company nor, to the knowledge of the Company, any of its officers or agents has made any illegal or improper payments to, or provided any illegal or improper inducement for, any governmental official or other individual or entity in an attempt to influence any such individual or entity to take or to refrain from taking any action relating to the Company. To the Company’s knowledge, during the past five years, no officer or key employee of the Company has been: (i) arrested for or convicted of a crime (other than minor traffic violations); (ii) adjudged bankrupt; or (iii) been an officer or director of a company that has been adjudged bankrupt.

(b) The Company: (i) has not received any notice or correspondence from any Governmental Authority alleging or asserting any noncompliance with any applicable Laws or Permits held by the Company; and (ii) has not received notice that any Governmental Authority has taken or is intending to take action to limit, suspend, modify or revoke any Permits held by the Company and has no knowledge that such Governmental Authority is considering such action.

2.16 Environmental Protection. No substances that are defined by applicable legal requirements concerning the environment as toxic materials, hazardous wastes or hazardous substances (including, without limitation, any asbestos, oils, petroleum-derived compound or pesticides) (collectively, “Hazardous Materials”) are or have been located in, on or about the properties that are owned or leased by the Company. The properties that are owned or leased by the Company have not been used for the storage, manufacture or disposal of Hazardous Materials, and the Company has not used, or provided permission to others to use, the properties that are owned or leased by the Company for the storage, manufacture or disposal of Hazardous Materials.

2.17 Valid Issuance of Preferred and Common Stock. The shares of Series C Preferred Stock that are being purchased by the Investors hereunder, when sold, issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Documents and under applicable federal and state securities laws. The shares of Common Stock issuable upon conversion of shares of the Series C Preferred Stock that are being purchased by the Investors hereunder have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Documents and under applicable federal and state securities laws.

2.18 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except such as has been duly and validly obtained or filed, or with respect to any filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, that must be made after each Closing, as will be filed in a timely manner.

2.19 Offering. Assuming the accuracy of the representations and warranties of the Investors contained in Section 3 hereof, the offer, sale and issuance of the shares of Series C Preferred Stock being purchased by the Investors hereunder and the shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock being purchased by the Investors hereunder are and will be exempt from the registration and prospectus delivery requirements of the Securities Act and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

2.20 Full Disclosure. Neither this Agreement, the Schedule of Exceptions, any other Transaction Document or any other agreement, document, certificate, schedule or instrument delivered or executed in connection herewith or therewith: (i) contains any representation or warranty by the Company or information regarding the Company that is false or misleading with respect to any material fact; or (ii) omits to state any material fact necessary in order to make the representations, warranties and information regarding the Company contained herein and therein, in light of the circumstances under which such representations, warranties and information were or will be made or provided, not false or misleading.

3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Without limiting or modifying in any way the representations and warranties of the Company set forth in Section 2 of this Agreement, each Investor hereby represents and warrants to the Company, severally but not jointly, as follows:

3.1 Authorization. Such Investor has full power and authority to enter into the Transaction Documents, each of which constitutes a valid and binding obligation of such Investor, enforceable in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) to the extent the indemnification provisions contained in any Transaction Document may be limited by applicable federal or state securities laws.

3.2 Purchase Entirely for Own Account. The shares of Series C Preferred Stock being purchased by such Investor hereunder and the shares of Common Stock issuable upon conversion thereof (collectively, the “Securities”) will be acquired for investment purposes for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Such Investor has neither any present intention of, nor any contract, undertaking, agreement or arrangement with any individual or entity regarding, the sale, the granting of any participation in or any other distribution or transfer of any of the Securities.

3.3 Disclosure of Information. Such Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the shares of Series C Preferred Stock pursuant to this Agreement and the business, operations, properties and assets of the Company.

3.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the shares of Series C Preferred Stock. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring shares of Series C Preferred Stock.

3.5 Accredited Investor. Such Investor is an “accredited investor” within the meaning of Rule 501, as presently in effect, of Regulation D under the Securities Act for the reasons indicated on Investor’s signature page hereto.

3.6 Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such Securities may be resold without registration under the Securities Act only in certain limited circumstances. Such Investor is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Such Investor understands that an investment in the Securities involves an extremely high degree of risk and may result in a complete loss of such Investor’s investment. Such Investor understands that the Securities have not been and will not be registered under the Securities Act and have not been and will not be registered or qualified in any state in which they are offered, and thus the Investor will not be able to resell or otherwise transfer his, her or its Securities unless such Securities are registered under the Securities Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available.

3.7 No Liquidity. Such Investor has no immediate need for liquidity in connection with such Investor’s investment in the Series C Preferred Stock, does not anticipate that such Investor will be required to sell his, her or its shares of Series C Preferred Stock in the foreseeable future, and has the capacity to sustain a complete loss of his, her or its investment in the Series C Preferred Stock.

3.8 Legends. Such Investor understands that the certificates evidencing the Securities may bear one or all of the following legends:

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT.”

(b) Any legend required by applicable state securities laws.

4. CONDITIONS OF INVESTORS’ OBLIGATIONS AT EACH CLOSING. The obligations of each Investor under Section 1.3 and Section 1.4, as applicable, of this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions, unless, in each case, waived in writing by the Majority Investors:

4.1 Representations and Warranties. Subject to the qualifications set forth in the Schedule of Exceptions (as may be updated in a manner reasonably acceptable to the Majority Investors), the representations and warranties of the Company contained in Section 2 shall have been true and correct when made and shall be true and correct on the Closing Date as if made on and as of the Closing Date.

4.2 Performance; Consents and Waivers. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date and shall have obtained all consents, approvals, qualifications and waivers necessary to allow for the sale and issuance of the shares of Series C Preferred Stock to be sold and issued in connection with the Closing.

4.3 Compliance Certificate. The President of the Company shall have delivered to each Investor a certificate, dated as of the Closing Date, certifying on behalf of the Company that the conditions set forth in Sections 4.1 and 4.2 have been satisfied.

4.4 Secretary’s Certificate. The Investors shall have received from the Secretary of the Company a certificate, dated as of the Closing Date, certifying as to (and attaching thereto) true and correct copies of: (i) the Company’s certificate of incorporation as in effect at the time of the Closing; (ii) the Company’s bylaws as in effect at the time of the Closing; (iii) the resolutions approved by the Company’s board of directors authorizing the sale and issuance of the shares of Series C Preferred Stock to be sold and issued in connection with the Closing; (iv) the resolutions approved by the Company’s stockholders authorizing the filing of the Restated Certificate; and (v) good standing certificates (including, without limitation, tax good standing) with respect to the Company from the applicable authorities in Delaware and any other jurisdictions in which the Company is qualified to do business, dated as of a recent date prior to the Closing Date.

4.5 Restated Certificate. The Restated Certificate shall have been filed with and accepted by the Secretary of State of the State of Delaware on or prior to the Closing.

4.6 Transaction Documents. Each of the Transaction Documents shall have been executed and delivered to each Investor by the Company and the other parties thereto.

4.7 Amendment to 2010 Equity Incentive Plan. The Company shall have adopted an amendment to the 2010 Equity Incentive Plan in order to reserve for issuance thereunder an aggregate of 3,600,000 shares of Common Stock prior to the Closing.

5. CONDITIONS OF THE COMPANY’S OBLIGATIONS AT EACH CLOSING. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing or the Additional Closing of each of the following conditions:

5.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true on and as of the Closing Date or the Additional Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of the Closing Date or the Additional Closing Date, as applicable.

5.2 Performance of Obligations. The Investors shall have performed and complied with all agreements and conditions herein required to be performed or complied with by them on or before the Closing Date or the Additional Closing Date, as applicable.

5.3 Consents and Waivers. The Company shall have obtained all consents, approvals, qualifications and waivers necessary to allow for the sale and issuance of the shares of Series C Preferred Stock to be sold and issued in connection with the Closing or the Additional Closing, as applicable.

5.4 Restated Certificate. The Restated Certificate shall have been filed with and accepted by the Secretary of State of the State of Delaware on or prior to the Closing, and shall continue to be in full force and effect as of the Additional Closing, as applicable.

5.5 Transaction Documents. Each of the Transaction Documents shall have been executed and delivered to the Company by the Investors and the other parties thereto.

6.	MISCELLANEOUS.

6.1 Survival of Warranties. The warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and any Additional Closing, as applicable, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

6.2 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with the transactions contemplated by this Agreement. Each Investor agrees, severally but not jointly, to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.3 Aggregation of Stock. All shares of the Series C Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.4 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by electronic mail or confirmed facsimile, if sent during normal business hours of the recipient or, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and to each of the Investors, as applicable, at the respective addresses set forth on the signature page of this document or at such other address(es) as the Company or any such Investor may designate by ten (10) days advance written notice to the other parties hereto.

6.5 Successors and Assigns. The rights and obligations set forth under this Agreement may not be assigned without the written consent of the Company and the Majority Investors. Except as otherwise provided herein, the terms and conditions of this Agreement shall be binding upon the respective successors and assigns of the parties and shall inure to the benefit of any individual or entity that shall be a holder of any Securities. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware without reference to its principles of conflict of laws.

6.7 Expenses; Attorneys’ Fees. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. In addition, if the Closing is effected, the Company shall, at the Closing, reimburse the Majority Investors for the reasonable fees and expenses (including all legal fees and expenses of a single corporate counsel) incurred by the Majority Investors in connection with the transactions contemplated by this Agreement (which expenses, in the aggregate, shall not exceed $20,000). If any action at law or in equity is necessary to enforce or interpret the terms of the Transaction Documents or the Restated Certificate, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Majority Investors; provided, however, that except as set forth in Section 1.4, no Investor’s investment amounts for the Closing or any Additional Closing as set forth on Exhibit A attached hereto may be amended or modified without the prior written consent of such Investor. Any amendment or waiver effected in accordance with this Section 6.8 shall be binding upon each holder of Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

6.9 Severability. If one or more provisions of this Agreement are held by a court of competent jurisdiction to be unenforceable under applicable legal requirements, the parties agree to promptly renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement in writing for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

6.10 Entire Agreement. This Agreement, together with the other Transaction Documents and the exhibits and schedules hereto and thereto, constitutes the entire agreement among the parties, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

6.11 Counterparts; Execution by Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile (or similar electronic means) shall be equally as effective as delivery of an original executed counterpart of this Agreement.

6.12 Public Announcements. Except as required by applicable Laws, neither the Company nor any Investor shall make any public announcement of any information regarding this Agreement (including without limitation its execution and terms), any of the other Transaction Documents or the transactions contemplated hereby or thereby without the prior written approval of the Company and the Majority Investors, which approval shall not be withheld unreasonably. Once any statement is approved for disclosure by the parties or information is otherwise made public in accordance with the preceding sentence, any party may make a subsequent public disclosure of the contents of such statement without further approval of the other parties. Notwithstanding the foregoing, any party may disclose the terms of this Agreement (i) as required by Law; or (ii) to its attorneys, accountants, and other professional advisors under a duty of confidentiality.

6.13 Waiver of Conflicts. Each party to this Agreement acknowledges that Paul Hastings LLP (“Paul Hastings’’), counsel to certain of the Investors, has in the past performed and may continue to perform legal services for the Company in matters unrelated to the transactions described in this Agreement. Accordingly, each party to this Agreement hereby: (i) acknowledges that it has had an opportunity to ask for information relevant to this disclosure; (ii) acknowledges that Paul Hastings represented certain of the Investors in the transactions contemplated by this Agreement and has not represented the Company in connection with such transactions; and (iii) gives its informed written consent to Paul Hastings’ representation of certain of the Investors in such transactions and to Paul Hastings’ representation of the Company in such unrelated matters.

IN WITNESS WHEREOF, the parties have executed this SERIES C PREFERRED STOCK PURCHASE AGREEMENT as of the date first written above.

COMPANY:

ARATANA THERAPEUTICS, INC.

/s/ Steven St. Peter
Steven St. Peter
Chief Executive Officer

Address:	1901 Olathe Boulevard
Kansas City, KS 66103

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INVESTOR:

AVALON VENTURES IX, L.P.

By: Avalon Ventures IX GP, LLC
Its: General Partner

/s/ Jay Licther
Name: Jay Lichter
Title: Managing Member

Address:	1134 Kline Street
La Jolla, CA 92037

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INVESTOR:

MPM BIOVENTURES V, L.P.

By: MPM BioVentures V GP LLC
Its: General Partner

By: MPM BioVentures V LLC
Its: Managing Member

/s/ John Vander Vort
Name: John Vander Vort
Title: Member

Address:	200 Clarendon St. 54F
Boston, MA 02116

MPM ASSET MANAGEMENT INVESTORS BV5 LLC

By: MPM BioVentures V LLC
Its: Managing Member

/s/ John Vander Vort
Name: John Vander Vort
Title: Member

Address:	200 Clarendon St. 54F
Boston, MA 02116

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INVESTOR:

MIDPOINT FOOD & AG FUND, LP

/s/ Ronald Meeusen
Name: Ronald Meeusen
Title: Managing Member

Address:	11550 N. Meridian St.
Suite 310
Carmel, IN 46032

MIDPOINT FOOD & AG CO-INVESTMENT FUND, LP

/s/ Ronald Meeusen
Name: Ronald Meeusen
Title: Managing Member

Address:	11550 N. Meridian St.
Suite 310
Carmel, IN 46032

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INVESTOR:

HALL FAMILY FOUNDATION
(entity name if applicable)

By:	/s/ John A. MacDonald
(signature)
Print Name: John A. MacDonald
Title:	VP &Treasurer
(if applicable)

Address:	P.O. Box 419580
Maildrop 323
Kansas City, MO 64141

INVESTOR:

MIDDLELAND AG FUND, LP
(entity name if applicable)

By:	/s/ Brian Mixe
(signature)
Print Name: Brian Mixe
Title:	Manager, Middleland AG LLC,
its general partner
(if applicable)

Address:	888 16th St.
Suite 800
Washington, DC 20006

INVESTOR:

MID-AMERICA ANGELS INVESTMENTS,
LLC
(entity name if applicable)

By:	/s/ Joel Wiggins
(signature)
Print Name: Joel Wiggins
Title:	Executive Manager
(if applicable)

Address:	8527 Bluejacket Street
Lenexa, KS 66214
PH: 913.438.2282

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INVESTOR:
(entity name if applicable)

By:	/s/ William Gautreaux
(signature)
Print Name: William Gautreaux
Title:
(if applicable)

Address:	200 W 54th St.
Kansas City, MO 64112

INVESTOR:
(entity name if applicable)

By:	/s/ Irv Hockaday
(signature)
Print Name: Irv Hockaday
Title:
(if applicable)

Address:	2600 Grand Ave.
Suite 450
Kansas City, MO 64108

INVESTOR:

GRASSMERE KANSAS ANGEL
INVESTMENTS, LLC
(entity name if applicable)

By:	/s/ Peter C. Brown
(signature)
Print Name: Peter C. Brown
Title:	Chairman
(if applicable)

Address:	801 W. 47th St., Suite 400
Kansas City, MO 64112

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INVESTOR:
(entity name if applicable)

By:	/s/ David Frantze
(signature)
Print Name: David Frantze
Title:
(if applicable)

Address:	2200 W. 125th St.
Leawood, KS 66209

INVESTOR:
(entity name if applicable)

By:	/s/ Stephen A. Lightstone
(signature)
Print Name: Stephen A. Lightstone
Title:
(if applicable)

Address:	4935 Central St.
Kansas City, MO 64112

INVESTOR:
(entity name if applicable)

By:	/s/ John Neil
(signature)
Print Name: John Neil
Title:
(if applicable)

Address:	7445 East Butler Drive
Scottsdale, AZ 85258

INVESTOR:
(entity name if applicable)

By:	/s/ Michael A. Driscoll
(signature)
Print Name: Michael A. Driscoll
Title:
(if applicable)

Address:	823 Woodland Ave
Oradell, NJ 07649

[SIGNATURE PAGE TO SERIES C PREFERRED STOCK PURCHASE AGREEMENT]

INVESTOR:
(entity name if applicable)

By:	/s/ Chris McGrath
(signature)
Print Name: Chris McGrath
Title:
(if applicable)

Address:	5078 Seashell Place
San Diego, CA 92130

INVESTOR:

LIMIT & CO
(entity name if applicable)

By:	/s/ John A. MacDonald
(signature)
Print Name: John A. MacDonald
Title:	General Partner
(if applicable)

Address:	Chinquapin Trust Co.
P.O. Box 419580, Mail Drop 323
Kansas City, MO 64141

INVESTOR:

VIE VENTURE LLC
(entity name if applicable)

By:	/s/ Steven St. Peter
(signature)
Print Name: Steven St. Peter
Title:	Member
(if applicable)

Address:	1901 Olathe Blvd
Kansas City, KS 66103

INVESTOR:

THE SANCHEZ FAMILY TRUST,
MARCH 31, 2011, CARL SANCHEZ AND
ANGELA ROMERO SANCHEZ,
TRUSTEES
(entity name if applicable)

By:	/s/ Carl Sanchez
(signature)
Print Name: Carl Sanchez
Title:	Trustee
(if applicable)

Address:	1318 Summit Avenue
Cardiff, CA 92007

[SIGNATURE PAGE TO SERIES C PREFERRED STOCK PURCHASE AGREEMENT]

INVESTOR:
(entity name if applicable)

By:	/s/ Robert F. Willamson
(signature)
Print Name: Robert F. Willamson
Title:
(if applicable)

Address:	140 La Salle Ave
Piedmont, CA 94610

INVESTOR:
(entity name if applicable)

By:	/s/ Eric I. Richman
(signature)
Print Name: Eric I. Richman
Title:
(if applicable)

Address:	9740 Sorrel Ave
Potomac, MD 20854

INVESTOR:
(entity name if applicable)

By:	/s/ William F. Hartfiel III
(signature)
Print Name: William F. Hartfiel III
Title:
(if applicable)

Address:	2732 Thomas Ave South
Minneapolis, MN 55416

INVESTOR:
(entity name if applicable)

By:	/s/ Richard A. Sapp
(signature)
Print Name: Richard A. Sapp
Title:
(if applicable)

Address:	PO Box 1514
Rancho Santa Fe, CA 92067-1514

[SIGNATURE PAGE TO SERIES C PREFERRED STOCK PURCHASE AGREEMENT]

INVESTOR:
(entity name if applicable)

By:	/s/ Sanford J. Madigan
(signature)
Print Name: Sanford J. Madigan
Title:
(if applicable)

Address:	12577 Kingspine Ave
San Diego, CA 92131

INVESTOR:
(entity name if applicable)

By:	/s/ Gary William Pace
(signature)
Print Name: Gary William Pace
Title:
(if applicable)

Address:	1405 Inspiration Dr.
La Jolla, CA 92037

INVESTOR:

CURTIS A. KRIZEK REVOCABLE
TRUST, UTA DTD 12/17/98
(entity name if applicable)

By:	/s/ Curtis A. Krizek
(signature)
Print Name: Curtis A. Krizek
Title:	Trustee
(if applicable)

Address:	4900 Main Street, Suite 700
Kansas City, MO 64112

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INVESTOR:
(entity name if applicable)

By:	/s/ Andrew S. Klocke
(signature)
Print Name: Andrew S. Klocke
Title:
(if applicable)

Address:	8016 Cherokee Lane
Leawood, KS 66206

INVESTOR:

EWING MARION KAUFFMAN
FOUNDATION
(entity name if applicable)

By:	/s/ Kristen Bechard
(signature)
Print Name: Kristen Bechard
Title:	Controller
(if applicable)

Address:	4801 Rockhill Road
Kansas City, MO 64110

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